EIGHTH AMENDMENT TO OFFICE LEASE
THIS EIGHTH AMENDMENT TO OFFICE LEASE (this "Eighth Amendment") is made as of this 13th day of July, 2017 (the "Effective Date"), by and between IVC MERIDIAN TT O, LLC, a Delaware limited liability company ("Landlord"), and CHIMERIX, INC., a Delaware corporation ("Tenant").
W I T N E S S E T H :
WHEREAS, pursuant to that certain Office Lease dated September 1, 2007 (the "Original Lease"), ACP 2505 Meridian LLC ("Original Landlord") leased to Tenant, and Tenant leased from Original Landlord, approximately 6,849 rentable square feet of office space (the "Original Premises") known as Suite 340 on the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the "Building");
WHEREAS, pursuant to that certain First Amendment to Office Lease dated December 19, 2008 (the "First Amendment"), Original Landlord and Tenant amended the Original Lease to provide for the demise to Tenant of the Additional Premises (as more particularly described in the First Amendment), upon the terms and conditions set forth in the First Amendment;
WHEREAS, pursuant to that certain Second Amendment to Office Lease dated January 21, 2011 (the "Second Amendment"), Original Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 29, 2012;
WHEREAS, AREP Meridian I LLC (“AREP MI”) succeeded to the interest of Original Landlord under the Original Lease, as amended;
WHEREAS, pursuant to that certain Third Amendment to Office Lease dated March 1, 2012 (the "Third Amendment"), AREP MI and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2013;
WHEREAS, pursuant to that certain Fourth Amendment to Office Lease dated February 13, 2013 (the "Fourth Amendment"), AREP MI and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2018;
WHEREAS, pursuant to that certain Fifth Amendment to Office Lease dated July 2, 2014 (the "Fifth Amendment"), AREP MI and Tenant amended the Original Lease, as amended, to provide for the demise to Tenant of the Second Additional Premises (as more particularly described in the Fifth Amendment), upon the terms and conditions set forth in the Fifth Amendment;
WHEREAS, Landlord has succeeded to the interest of AREP MI under the Original Lease, as amended;
WHEREAS, pursuant to that certain Sixth Amendment to Office Lease dated April 28, 2015 (the "Sixth Amendment"), Landlord and Tenant amended the Original Lease, as amended, to provide for (i) the extension of the Term until the Modified Expiration Date; (ii) the demise to Tenant of the Third Additional Premises (as more particularly described in the Sixth Amendment); (iii) the demise to Tenant of the Fourth Additional Premises (as more particularly described in the Sixth Amendment); and (iv) the demise to Tenant of the Fifth Additional Premises (as more particularly described in the Sixth Amendment), all upon the terms and conditions set forth in the Sixth Amendment;
WHEREAS, pursuant to that certain Seventh Amendment to Office Lease dated March 10, 2017 (the "Seventh Amendment"), Landlord and Tenant amended the Original Lease, as amended, upon the terms and conditions set forth in the Seventh Amendment; and
WHEREAS, Landlord and Tenant desire to amend the Original Lease, as amended, to provide for (i) the termination of the Lease (hereinafter defined) with respect to the Third Additional Premises only; and (ii) the vacation by Tenant of the Third Additional Premises only, all upon the terms and conditions set forth in this Eighth Amendment.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:
1.    Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Eighth Amendment and are made a part hereof by this reference.
2.    Definitions. All capitalized terms used in this Eighth Amendment shall have the meanings ascribed thereto in the Original Lease, as amended, unless otherwise defined herein. As used herein and in the Original Lease, as amended, the term "Lease" shall mean the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and this Eighth Amendment. As used in the Lease: (i) between the Effective Date of this Eighth Amendment and the TAP Termination Date (hereinafter defined), the term "Premises" shall mean and refer to the Original Premises together with the Additional Premises, the Second Additional Premises, the Third Additional Premises, the Fourth Additional Premises and the Fifth Additional Premises (consisting of approximately 29,053 rentable square feet of space in the aggregate); and (ii) from and after the date immediately following the TAP Termination Date, the term "Premises" shall mean the Original Premises together with the Additional Premises, the Second Additional Premises, the Fourth Additional Premises and the Fifth Additional Premises (consisting of approximately 24,862 rentable square feet of space in the aggregate).
3.    Termination of Lease with Respect to the Third Additional Premises. Subject to the terms and conditions set forth herein, the Term with respect to the Third Additional Premises only shall terminate as of 11:59 p.m. on July 14, 2017 (the "TAP Termination Date"). Landlord, and, provided Tenant, and/or any party claiming by, through or under Tenant, timely vacates and surrenders possession of the Third Additional Premises to Landlord as provided in Paragraph 4, below, Tenant shall each be released from any and all obligations under the Lease with respect to the Third Additional Premises only which accrue after the TAP Termination Date.

4.    Surrender of the Third Additional Premises by Tenant. Tenant, and/or any party claiming by, through, or under Tenant, shall vacate and surrender to Landlord possession of the Third Additional Premises on or before 11:59 p.m. on the TAP Termination Date vacant, broom clean, with all personal property removed and otherwise in accordance with the terms and provisions of the Lease. Should Tenant, and/or any party claiming by, through or under Tenant, fail to vacate the Third Additional Premises on or before the TAP Termination Date and/or fail to surrender the Third Additional Premises to Landlord in the condition required pursuant to the terms of the Lease on or before the TAP Termination Date: (i) Tenant shall be deemed a holdover tenant in the Third Additional Premises, (ii) Tenant shall be subject to the provisions of Article 24 of the Original Lease (captioned, "Holding Over") with respect to the Third Additional Premises; and (iii) Landlord may re-enter and take possession of the Third Additional Premises without having to bring an action for possession against Tenant and Landlord may otherwise exercise any "self-help" remedy of its choice, including without limitation by way of locking Tenant, and/or any party claiming by, through or under Tenant, out of the Third Additional Premises. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, costs, expenses, losses and damages (including without limitation attorneys' fees and consequential damages) incurred by Landlord as a result of Tenant's, and/or any party claiming by, through or under Tenant, failure to vacate (or surrender to Landlord) the Third Additional Premises by the TAP Termination Date in accordance with the terms of the Lease.
5.    Termination Fee. Tenant shall pay Landlord a termination fee (the “Termination Fee”) in the amount of Fifty-Five Thousand Dollars ($55,000.00) in connection with the termination of the Lease with respect to the Third Additional Premises. Tenant shall pay the Termination Fee to Landlord simultaneously with Tenant's execution and delivery to Landlord of this Eighth Amendment.
6.    Tenant’s New Share. From and after July 14, 2017, Tenant’s New Share shall be decreased from 68.74% to 58.82%.
7.    Counterpart Copies. This Eighth Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Eighth Amendment.
8.    Miscellaneous. This Eighth Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of North Carolina.
9.    Ratification. Except as expressly amended by this Eighth Amendment, all other terms, conditions and provisions of the Original Lease, as amended, are hereby ratified and confirmed and shall continue in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Office Lease under seal as of the day and year first hereinabove written.
LANDLORD:
IVC MERIDIAN TT O, LLC,
a Delaware limited liability company

By: __/s/ J. Michael O’Brien_____________
Name: J. Michael O’Brien
Title: Vice President
TENANT:
CHIMERIX, INC.,
a Delaware corporation

By: __/s/ M. Michelle Berrey___________
Name: M. Michelle Berrey, MD, MPH
Title: President and CEO